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Following Shareholder Approval, Wave’s Board Approves 1-for-10 Reverse Stock Split

Lee, MA—December 30, 2015—Wave Systems Corp. (NASDAQ: WAVX) announced today that, following shareholder approval at the special Shareholders’ meeting on December 28, 2015, the Board of Directors has approved a 1-for-10 reverse split of the Company’s common stock. The reverse stock split will be in effect at the commencement of trading Thursday, December 31, 2015.

The reverse split is being implemented for purposes of regaining compliance with the $1.00 per share minimum closing bid price requirement for continued listing on the Nasdaq Capital Market.

For every ten (10) shares held, Wave shareholders will receive in exchange one (1) new share of Wave Systems common stock. Shareholders otherwise entitled to fractional shares as a result of the reverse stock split will receive cash payments in lieu of those fractional shares. The number of common shares issued and outstanding (Class A and Class B combined) will be reduced to approximately 6.1 million (from approximately 60.8 million). Shareholders’ percentage ownership in the Company will remain unchanged as a result of the reverse split.

The Board of Directors believes that the reverse stock split will enable the Company to regain compliance with the $1 per share minimum closing bid price continued listing requirement. However, there can be no assurance that this result will be achieved or that Wave will maintain the listing of its common stock on the Nasdaq Capital Market.

In addition to the bid price rule, in order to remain listed on the NASDAQ Capital Market, we must also maintain compliance with all of the other required continued listing requirements of the NASDAQ Capital Market, including the $35 million market capitalization requirement. We are not currently in compliance with this rule. In accordance with the NASDAQ Listing Rules, the Company has been provided a grace period of 180 calendar days, through February 8, 2016, to evidence compliance with the minimum market value rule.

About Wave Systems Corp.
Wave Systems reduces the complexity, cost and uncertainty of data protection by starting inside the device. Unlike other vendors who try to secure information by adding layers of software for security, Wave leverages the security capabilities built directly into endpoint computing platforms themselves. Wave has been a foremost expert on this growing trend, leading the way with first-to-market solutions and helping shape standards through its work as a board member for the Trusted Computing Group.

Safe Harbor for Forward-Looking Statements
This press release may contain forward-looking information within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act), including all statements that are not statements of historical fact regarding the intent, belief or current expectations of the company, its directors or its officers with respect to, among other things: (i) the company's financing plans; (ii) trends affecting the company's financial condition or results of operations; (iii) the company's growth strategy and operating strategy; and (iv) the declaration and payment of dividends. The words "may," "would," "will," "expect," "estimate," "anticipate," "believe," "intend" and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the company's ability to control, and that actual

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results may differ materially from those projected in the forward-looking statements as a result of various factors. Wave assumes no duty to and does not undertake to update forward-looking statements.

All brands are the property of their respective owners.

Company Contact    Investor Relations Contact:
Walter Shephard, CFO    David Collins
413-243-1600     212-924-9800
investors@wave.com    wavx@catalyst-ir.com

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